SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                   THE SECURITIES AND EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported):  October 4, 1996


                          AMERICA SERVICE GROUP INC.
            (Exact Name of Registrant as Specified in its Charter)


                                   DELAWARE
                (State or Other Jurisdiction of Incorporation)



          0-19673                             51-0332317
   (Commission File No.)                   (I.R.S. Employer
                                          Identification No.)

           Two Penns Way, New Castle, Delaware  19720
            (Address of Principal Executive Offices)




                         (302) 322-8200
      (Registrant's Telephone Number, Including Area Code)

Item 4.  Changes in Registrant's Certifying Accountants
-------------------------------------------------------

(a)    Previous independent accountants

(i) On October 4, 1996, America Service Group Inc. dismissed Price Waterhouse LLP as its independent accountants.

(ii) The reports of Price Waterhouse LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii) The Registrant's Audit Committee participated in and approved the decision to change independent accountants.

(iv) In connection with audits for the two most recent fiscal years and through October 4, 1996, there have been no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse LLP would have caused them to make reference thereto in their report on the financial statements for such years.

(v) During the two most recent fiscal years and through October 4, 1996, there have been no reportable events (as defined in Regulation S-K Item 304(a)(l)(v)).

(vi) The Registrant has requested Price Waterhouse LLP to furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated October 7, 1996 is filed as Exhibit 16 to this Form 8-K.

(b)    New independent accountants

(i) The Registrant engaged Ernst & Young LLP as its new independent accountants as of October 4, 1996. During the two most recent fiscal years and through October 4, 1996, the Registrant has not consulted with Ernst & Young LLP on items which (1) were or should have been subject to SAS 50 or (2) concerned the subject matter of a disagreement or reportable event with the former auditor, (as described in Regulation S-K Item 304(a)(2)).

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

(a)  Financial Statements of Business Acquired.
     None

(b)  Pro Forma Financial Information.
     None

(c)  Exhibits
     16.   Letter re change in Certifying Accountants.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICA SERVICE GROUP INC.



/s/ SCOTT L. MERCY
-------------------------------------
By:  Scott L. Mercy
     President and Chief Executive
     Officer

Dated:    October 8, 1996




/s/MARGARET O. HARRISON
-------------------------------------
By:  Margaret O. Harrison
     Senior Vice President and
     Chief Financial Officer

Dated:    October 8, 1996